UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2019

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2019, ShiftPixy, Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale and issuance by the Company of $4,750,000 of Senior Convertible Notes due September 12, 2020 (“Notes”). Concurrently with the sale of the Notes, pursuant to the Purchase Agreement, we also intends to issue and sell warrants to purchase 2,840,909 shares of our common stock (the “Warrants”). We will receive aggregate gross proceeds of approximately $3,750,000 in this offering. Subject to certain beneficial ownership limitations and 19.9% issuance limitations under the rules and regulations of our principal market, the Warrants will be immediately exercisable and will expire on March 12, 2024. The Warrants will have an exercise price equal to $1.75 per share of our common stock, subject to adjustments as provided under the terms of the Warrants. The closing of the sales of these securities under the Purchase Agreement is expected to occur on March 12, 2019.

The Company estimates that the net proceeds from the transaction were approximately $3,118,750 after deducting estimated transaction fee and expenses. The net proceeds received by the Company from the transaction will be used for mobile application development and support, working capital and general corporate purposes.

The terms of the Notes provide for payment of 110% of the all amounts outstanding thereunder (including, the principal amount of each Note together with any accrued and unpaid interest and any other accrued and unpaid charges thereunder, if any) at maturity on September 12, 2020 (the “Maturity Date”), subject to extension in certain circumstances at the option of the Holder. Payments under the Note may be made at our option, subject to the satisfaction of certain equity conditions in shares of our common stock or cash. The Notes were issued with an original issue discount and, unless and until the occurrence of an event of default (as defined in the form of Note filed as an Exhibit hereto), the Notes do not otherwise bear interest. If an event of default occurs and is continuing, interest at a rate of 18% per annum shall begin accruing and thereafter shall be computed on the basis of a 360-day year and twelve 30-day months, payable in arrears on the first trading day of the calendar month following the occurrence of an event of default.

Subject to a 4.99% beneficial ownership limitation and the additional 19.9% limitation under the rules and regulations of the principal market (as described below) (collectively, the “Conversion Limitations”), the holders of the Notes are entitled, at any time at their option, to convert all, or any portion, of the outstanding an unpaid principal, accrued and unpaid interest and fees on the Notes into fully paid, nonassessable shares of our common stock. Subject to the Conversion Limitations, each Note may be converted, at the option of the holder thereof, at the fixed price of $1.67, subject to adjustment as described in the Note (the “Conversion Price”) or, alternatively, at a variable price calculated by dividing (x) such portion of the principal, accrued and unpaid interest and fees subject to conversion by (y) the greater of (i) $0.31, and (ii) the lower of the Conversion Price and 85% (subject to downward adjustment in the case of conversion upon an event of default or bankruptcy) of the lowest volume-weighted average price per share during the 10 consecutive trading days prior to conversion (the “Alternate Conversion Price”).

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We have the right to redeem the full amount of unpaid principal, accrued and unpaid interest and any fees on the Notes at any time upon notice to the holders of the Notes at a price that is equal to the greater of (i) 100% of the amount of unpaid principal, accrued and unpaid and fees on the Note then outstanding during the 45 day calendar period commencing on the Issuance Date and thereafter at 115% of the amount of unpaid principal, accrued and unpaid and fees on the Note then outstanding and (ii) the product of (x) the aggregate number of shares then issuable upon conversion of such portion of the Notes subject to redemption multiplied by (y) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding our notice of optional redemption and ending on the trading day immediately prior to the date we make the entire redemption payment.

The Notes and the shares issuable upon repayment or conversion of the Notes and the Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506(b) promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

At the closing of the offering we will also enter into a Registration Rights Agreement requiring that e file a registration statement covering shares of our common stock to be issued upon conversion of the Notes and upon exercise of the Warrants. The Registration Rights Agreement contains standard requirements for filing and effectiveness.

On March 11, 2019, we also entered into certain Amendment Agreements, each by and between the Company and a holder of the Company’s: (a) 8% Senior Secured Convertible Notes Due September 4, 2019 (the “Existing June Notes”) and (b) 8% Senior Secured Convertible Notes Due December 31, 2019 (the “Existing December Notes,” and together with the Existing June Notes, the “Existing Notes”), issued by us which, among other things, reduced the floor price for amortization payments eligible to be paid, subject to Conversion Limitations, in shares of our common stock from $1.25 per share to $1.00 per share.

We may not issue any shares of our common stock upon conversion of the Existing Notes (as amended), upon conversion of the Notes or exercise of the Warrants or otherwise, if any such issuances would, in the aggregate, exceed 20% of the total outstanding shares of our common stock, until we obtain the approval of our stockholders. If we fail to obtain the approval of its stockholders within the time required by Purchase Agreement, we must pay any conversions of the Note and Exercise of the Warrants in cash.

We will pay cash, issue warrants, and reimburse expenses to placement agents for the transactions described herein.

The final forms of all documents described above are filed as Exhibits to this Report. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Notes and the Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Amendment Agreement
10.4	Form of Amended and Restated 8% Senior Secured Convertible Note, dated December 20, 2018
10.5	Form of Amended and Restated 8% Senior Secured Convertible Note, dated June 4, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: March 12, 2019	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Amendment Agreement
10.4	Form of Amended and Restated 8% Senior Secured Convertible Note, dated December 20, 2018
10.5	Form of Amended and Restated 8% Senior Secured Convertible Note, dated June 4, 2018

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